UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant To Rule 14a-11(c) or Rule 14a-12

ARROWHEAD RESEARCH CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

ARROWHEAD RESEARCH CORPORATION

201 SOUTH LAKE AVENUE, SUITE 703

PASADENA, CALIFORNIA 91101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MARCH 13, 2008

TO THE STOCKHOLDERS OF ARROWHEAD RESEARCH CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arrowhead Research Corporation, a Delaware corporation (the “Company”), will be held on March 13, 2008, at 10:00 a.m., PST, at the Sheraton Pasadena, 303 E. Cordova Street, Pasadena, CA 91101 for the following purposes:

1.	To elect five (5) directors to serve as members of the Company’s Board of Directors until the next Annual Meeting or until their successors are elected;

2.	To ratify the selection of Rose, Snyder & Jacobs as independent auditors of the Company for the year ending September 30, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on January 15, 2008, are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, and date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has previously returned a proxy.

Jane Davidson,
Secretary

Pasadena, California

January 18, 2008

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. Please mark, sign, and date and return promptly the enclosed proxy in the stamped return envelope provided. Your prompt return of the proxy will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

The Annual Meeting will be held on Thursday, March 13, 2008. Please return your proxy promptly so that your vote can be tabulated and certified for the Annual Meeting.

ARROWHEAD RESEARCH CORPORATION

201 South Lake Avenue, Suite 703

Pasadena, California 91101

(626) 304-3400

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MARCH 13, 2008

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of Arrowhead Research Corporation (the “Company” or “Arrowhead”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, March 13, 2008, at 10:00 a.m., PST, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton Pasadena, 303 E. Cordova Street, Pasadena, CA 91101.

The Company anticipates that these proxy solicitation materials will first be mailed on or about January 25, 2008, to all stockholders entitled to vote at the Annual Meeting.

Record Date

Only holders of record of voting stock at the close of business on January 15, 2008 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, the Company had outstanding 37,715,777 shares of voting common stock (“Common Stock”).

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

Each share of the Company’s Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company’s nominees for director, and (ii) FOR the ratification of the selection of Rose, Snyder & Jacobs as independent auditors of the Company for the year ending September 30, 2008. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors (the “Board”).

If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card. Please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope.

Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter, facsimile or email. The Company will bear the costs of solicitation. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

Brokers may indicate on the enclosed proxy or its substitute that they do not have discretionary authority as to certain shares to vote on a particular matter for which they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). While broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

Except as described in the preceding paragraph, any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for all matters submitted to a vote of stockholders at the Annual Meeting pursuant to this proxy statement. In addition, the proxy holders will vote as the proxy holders deem advisable on other matters that may come before the meeting.

Deadline for Receipt of Stockholder Proposals

Any stockholder who intends to present a proposal at the Company’s 2009 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at Arrowhead Research Corporation, 201 South Lake Avenue, Suite 703, Pasadena, CA 91101, not later than August 1, 2008, in order to be considered for inclusion in our proxy materials for that meeting.

If any stockholder who intends to present a proposal at the Company’s 2009 Annual Meeting of Stockholders does not give the Company notice of the proposal at least 45 days before the one-year anniversary of the date of sending of this proxy statement, then the proposal is not eligible to be brought before the 2009 Annual Meeting of Stockholders; provided, however, that if the date of the 2009 Annual Meeting of Stockholders has changed more than 30 days from the date of the 2008 Annual Meeting of Stockholders, then the stockholder who intends to present a proposal at the 2009 Annual Meeting of Stockholders must give the Company notice of the proposal a reasonable time before the Company sends its proxy materials for the 2009 Annual Meeting.

Dissenter’s Rights of Appraisal

In connection with the proposals set forth in this proxy statement, stockholders will not have a right to dissent and obtain payment for their shares under Delaware law or the Company’s Certificate of Incorporation or bylaws.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board has nominated the following five persons as directors to serve until their successors have been duly elected and qualified. Each of the nominees is now a director of Arrowhead. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company. The five nominees receiving the greatest numbers of votes at the meeting will be elected to the five director positions. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s five nominees named below. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board to fill the vacancy. The table below sets forth with respect to each nominee for election (1) his age, and (2) position with Arrowhead.

Nominees for Election as Directors. The Board unanimously adopted a resolution proposing the following nominees for election as Directors of the Company for the next year;

The following table sets forth with respect to each nominee for election (1) his age and (2) position with the Company:

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Name	Age	Position with Arrowhead
R. Bruce Stewart	70	Executive Chairman of the Board

Christopher Anzalone	38	Chief Executive Officer & President, Director

Edward W. Frykman*	71	Director

LeRoy T. Rahn*	72	Director

Charles P. McKenney*	68	Director

*	Member of the Audit Committee, Compensation Committee and Nomination Committee.

Each nominee, if elected at the Annual Meeting, will serve as a director until the earlier of the 2009 Annual Meeting of the Company’s stockholders or until their successors are duly elected and qualified.

Christopher Anzalone was appointed President and Chief Executive Officer of the Company on December 1, 2007. From 2005 until the present, Dr. Anzalone was CEO and principal in the Benet Group LLC, a private equity firm focused on creating and building new nanobiotechnology companies from university generated science. While at Benet Group, Dr. Anzalone was founding CEO in two portfolio companies, Nanotope Inc., a tissue regeneration company, and Leonardo Biosystems Inc., a cancer drug delivery company. Prior to his tenure at Benet Group, from 1999 until 2003, he was a partner at the Washington, DC-based private equity firm Galway Partners, LLC. There, he was in charge of sourcing, structuring, and building new business ventures and was founding CEO of NanoInk, Inc., a leading nanolithography company. He continued as CEO of NanoInk until 2004. Dr. Anzalone holds a Ph.D. and M.A. in Biology from UCLA and a B.A. in Government from Lawrence University.

R. Bruce Stewart is Executive Chairman of the Board of Directors of the Company. Prior to December 1, 2007, Mr. Stewart was Arrowhead’s Chief Executive Officer and Chairman of the Board of the Company since January 2004. Mr. Stewart was the Chairman of the Board of the predecessor California corporation since its inception in May 2003 and devoted much of his time from early in 2003 to development of its plan of operations. Mr. Stewart founded Acacia Research Corporation in March 1991, and was employed by Acacia Research Corporation in various capacities until January 2003, serving as its President from inception through January 1997, Chairman until April 2000, and as a senior advisor until January 2003. From August 1977 to March 1991, Mr. Stewart was the President of Annandale Corporation. He also was a licensed principal of Annandale Securities, Inc., a licensed broker-dealer.

Edward W. Frykman has been a director of the Company since January 2004. Mr. Frykman has been an Account Executive with Crowell, Weedon & Co. since 1992. Previously, Mr. Frykman served as Senior Vice President of L.H. Friend & Co. Both Crowell, Weedon & Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California. In addition, Mr. Frykman was a Senior Account Executive with Shearson Lehman Hutton, where he served as the Manager of the Los Angeles Regional Retail Office of E. F. Hutton & Co. Mr. Frykman was a director in the predecessor California corporation since its inception in May 2003 until January 2004, when he became a director of the Company. Mr. Frykman is also a director of Acacia Research Corporation (NASDAQ: ACTG & CBMX), a publicly-held corporation based in Newport Beach, California.

LeRoy (Lee) T. Rahn has been a director of the Company since January 2004. Mr. Rahn was a partner with the intellectual property law firm of Christie, Parker & Hale from 1968 to 2003, more than 30 years, with a practice focused on assisting clients in protecting their intellectual property through obtaining, maintaining and enforcing patents and other legal rights. He retired from the law firm’s partnership in 2003, but remained affiliated with the firm on an “of counsel” basis until December 31, 2007. He is a former president of the Los Angeles Intellectual Property Association and frequently makes presentations on intellectual property law to legal and trade groups. Prior to becoming an attorney, Mr. Rahn obtained a degree in electrical engineering. Mr. Rahn was a director in the predecessor California corporation from December 2003 to January 2004 when he became a director of the Company.

Charles P. McKenney has been a director of the Company since April 2004. Mr. McKenney has maintained a government affairs law practice in Pasadena, California, since 1989, representing businesses and organizations in their relations with state and local government regarding their obligations under state and local land use and trade practices laws. From 1973 through 1989, he served as Attorney for Corporate Government Affairs for Sears, Roebuck and Co., helping organize and carry out Sears’ western state and local government relations programs. Mr. McKenney has served two terms on the Pasadena, California, City Council as well as on several city boards and committees, including three city Charter Reform Task Forces.

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•

A majority of the members of the Board are independent directors, as defined by NASDAQ. The Board has determined that all of the Company’s directors are independent, except Mr. Stewart and Dr. Anzalone. Independent directors do not receive consulting, legal or other fees from the Company, other than Board and Committee compensation.

•

All of the Company’s employees, officers and directors are subject to the Company’s Code of Business Conduct and Ethics Policy, which is available on the Company’s website at www.arrowheadresearch.com. The ethics policy meets the requirements of NASDAQ, as well as the code of ethics requirements of the SEC.

•	The Audit, Compensation and Nomination Committees consist entirely of independent directors.

•	The Board reviews at least annually the Company’s business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related-party transactions.

•

As part of the Code of Business Conduct and Ethics Policy, the Company has made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

Stockholder Communications with Directors

Stockholders who want to communicate with the Board or any individual director can write to: Jane Davidson, Corporate Secretary, Arrowhead Research Corporation, 201 South Lake Avenue, Suite 703, Pasadena, CA 91101. Your letter should indicate that you are an Arrowhead stockholder. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Forward the communication to the Chairman of the Board, if addressed to the board of directors; or

•	If not addressed to any director or directors, attempt to handle the inquiry directly, (for example, requests for information or stock-related matters).

Board Meetings and Committees

The Board held a total of seven meetings during the year ended September 30, 2007. The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nomination Committee. Current committee members are listed below. If needed, a Board meeting will be called immediately following the Annual Meeting and new committee members will be appointed.

The functions of the Audit Committee are to recommend selection of independent public accountants to the Board, to review the scope and results of the year-end audit with management and the independent auditors, to review the Company’s accounting principles and its system of internal accounting controls and to review the Company’s annual and quarterly reports before filing with the Securities and Exchange Commission, and to review any related party transactions. The Audit Committee met in executive session five times during fiscal 2007. The current members of the Audit Committee are Edward W. Frykman, Chairman, LeRoy T. Rahn and Charles P. McKenney. The Board has determined that all members of the Audit Committee are independent directors under the Rules of the SEC and the listing standards of The NASDAQ Stock Market. The Board has determined that Mr. Frykman is a “financial expert” who is independent of management in accordance with the applicable regulations. The Audit Committee Charter is available on the Company’s website at www.arrowheadresearch.com.

The functions of the Compensation Committee are to review the goals and achievements of the Chief Executive Officer (CEO) for the prior year and approve the goals of the CEO for the next year, to review and approve salaries, bonuses and other benefits payable to the Company’s executive officers and to administer the Company’s 2004 Equity Incentive Plan (the “2004 Incentive Plan”) and the 2000 Stock Option Plan (the “2000 Option Plan”). The Compensation Committee is specifically responsible for determining the compensation of its CEO. The Compensation Committee met three times during fiscal 2007. The current members of the Compensation Committee are Edward W. Frykman, Chairman, LeRoy T. Rahn and Charles P. McKenney. The Board has determined that all members of the Compensation Committee are independent directors under the Rules of the SEC and the listing standards of The NASDAQ Stock Market. The Compensation Committee was established on April 5, 2004, and its charter is available on the Company’s website at www.arrowheadresearch.com. The Committee has not delegated any of its responsibilities or authorities granted under its charter to anyone else.

The Nomination Committee is responsible for proposing a slate of directors for election by the stockholders at each Annual Stockholders Meeting and for proposing candidates to fill any vacancies. The current members of the Nomination Committee are Edward W. Frykman, Chairman, LeRoy T. Rahn and Charles P. McKenney. The Nomination Committee met one time in fiscal 2007. The Nomination Committee was established on April 5, 2004, and its charter is available on the Company’s website at www.arrowheadresearch.com.

The Nomination Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations, and the wishes of the Board members to be re-nominated, the Nomination Committee recommends to the Board whether those individuals should be re-nominated.

On at least an annual basis, the Nomination Committee reviews with the Board whether it believes the Board would benefit from adding a new member(s) and, if so, the appropriate skills and characteristics required for the new member(s). If the Board determines that a new member would be beneficial, the Nomination Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Nomination Committee (or its chairman) screens the available information about the potential candidate(s). Based on the results of the initial screening, interviews with viable candidates are scheduled with Nomination Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Nomination Committee may recommend to the Board the election or nomination of a candidate.

Candidates for independent Board members have typically been found through recommendations from directors or others associated with the Company. Arrowhead stockholders may also recommend candidates by sending the candidate’s name and resume to the Nomination Committee under the provisions, set forth above, for communication with the Board. The deadline for such nominees for election to the Board at the Company’s 2009 Annual Meeting of Stockholders is August 1, 2008.

The Nomination Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as independence, business experience at the corporate level, relevant, non-competitive experience, and strong communication and analytical skills. In any given search, the Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board and the needs of the Company. However, during any search, the Nomination Committee reserves the right to modify its stated search criteria for exceptional candidates.

No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board held during fiscal 2007, and (ii) the total number of meetings held by all committees of the Board during fiscal 2007 on which such person served.

In addition, all directors attended the 2007 Annual Meeting of Stockholders. It is the Company’s policy to encourage but not require that all directors attend our annual meetings.

Director Compensation

Directors who are also employees of the Company receive no separate compensation from the Company for their service as members of the Board. Prior to February 22, 2007, it was the Company’s policy that directors receive an annual retainer of $4,000 per year (so long as such director attends at least seventy-five percent (75%) of the regular meetings of the Board). The policy provided for the grant of a non-statutory stock option to purchase at least 10,000 shares of Common Stock of the Company to each of the Company’s non-employee directors on the date on which such person first becomes a director. Non-employee directors that have served on the Board for at least six months also received automatic grants of non-statutory stock options to purchase 10,000 shares of Common Stock upon re-election each year. All options granted to non-employee directors vest on the anniversary of the grant.

Beginning February 22, 2007, the policy was amended to increase the grant of non-statutory stock options from 10,000 to 20,000 shares for non-employee directors and from 15,000 to 30,000 shares for a non-employee Chairman of the Board. The revised policy is filed as Exhibit 10.12 to the Company’s 10-K for the year ended September 30, 2007. We also pay out of pocket expenses incurred as a result of service to the Company.

FY 2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Frykman	$4,000	0	$38,237	0	0	0	$42,237

Leroy Rahn	$4,000	0	$38,237	0	0	0	$42,237

Charles McKenney	$4,000	0	$38,237	0	0	0	$42,237

(1)	Each director receives $1,000 for his service as a director each quarter. There are no additional payments for being a member of a committee.
(2)	Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal 2007 for option awards as determined pursuant to Statement of Financial Accounting Standards No. 123R, or FAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 8 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2007 filed with the SEC on December 14, 2007.
(3)	As stated above, Directors receive 20,000 options awarded each year according to the policy described above. The options vest one year from the date of grant. At September 30, 2007, Mr. Frykman and Mr. Rahn each have outstanding option grants to purchase a total of 165,000 shares at prices from $1.00 to $5.24, and Mr. McKenney has outstanding option grants to purchase a total of 115,000 shares at prices from $2.02 to $5.24.

Non-employee directors do not receive compensation from Arrowhead other than as a director or committee member. There are no family relationships between directors and executive officers of the Company.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee, with the ratification of our Board, selected the accounting firm of Rose, Snyder & Jacobs (“RS&J”) as the Company’s independent auditors for the fiscal year ended September 30, 2008, and that selection is now being submitted to the stockholders.

Attendance of Annual Meeting. A representative of RS&J will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

Stockholders are not required to ratify the appointment of RS&J as our independent auditor. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain RS&J. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required; Recommendation of the Board

In order to be ratified, proposal two must be approved by the stockholders holding a majority of shares present, or represented, and voting at the Annual Meeting at which a quorum is present. For this purpose, abstentions and broker non-votes will have no affect on the outcome of the vote, unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the affect of a vote against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

AUDIT FEES

The Audit Committee regularly reviews and determines whether specific projects or expenditures with our independent auditors, RS&J, potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by RS&J. Pre-approval is generally provided by the Audit Committee for up to one year, detailed to the particular service or category of services to be rendered and is generally subject to a specific budget. The Audit Committee may also pre-approve additional services of specific engagements on a case-by-case basis.

The following table sets forth the aggregate fees billed to us by RS&J for the years ended September 30, 2007, and September 30, 2006:

	Year Ended September 30,
	2007	2006
Audit Fees (1)	$110,600	$92,400
Audit-Related Fees (2)	86,032	—
Tax fees (3)	$27,625	$73,430
All Other Fees (4)	$115,716	$94,681

Total	$339,973	$260,501

(1)	Fees paid to RS&J include year end audit and quarterly reviews of Form 10-Q.
(2)	Fees paid for the December 31, 2006, audit of Carbon Nanotechnologies, Inc. obtained for reporting purposes ($53,000), the FY 2006 audit of Calando ($15,000) and review of correspondence with the SEC ($11,000). Fees paid to KMJ/Corbin & Company related to accounting advice related to the merger of Unidym and CNI and the Company’s other investments ($5,346). Support fees of $1,686 were paid to the PCAOB and FASB.
(3)	This category consists of professional services rendered by RS&J for tax compliance and tax consulting ($22,075) and tax services rendered by Deloitte related to the merger with CNI ($5,550).
(4)	Fees were paid for outside SOX consulting ($42,695 in FY 2007 and $94,681 in FY 2006) and for RS&J in FY 2007 for review and approval of the FY 2006 SOX compliance work ($71,460). Expense of $1,561 was related to software purchased for SOX compliance.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for 2007, which include the consolidated balance sheets of the Company as of September 30, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three fiscal years in the period ended September 30, 2007, and the notes thereto.

Composition. The Audit Committee of the Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Edward W. Frykman, LeRoy T. Rahn and Charles P. McKenney. All members of the Audit Committee are “independent,” as defined in Rule 10A-3 under the Exchange Act and Rule 4200(a)(14) of the Marketplace Rules contained in the NASDAQ Manual, and financially literate.

Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company’s independent registered public accounting firm. Management has primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.

Review with Management and independent registered public accounting firm. The Audit Committee has reviewed the Company’s consolidated audited financial statements and met separately, and held discussions with management and Rose, Snyder & Jacobs, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Rose, Snyder & Jacobs matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm, Rose, Snyder & Jacobs, the firm’s independence.

Conclusion. Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, as filed with the SEC.

This report is submitted by the Audit Committee of the Board of Directors.

Edward W. Frykman, Chairman LeRoy T. Rahn Charles P. McKenney

VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock as of December 21, 2008, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s Common Stock, (ii) by each of the named executive officers named in the table under “Executive Compensation and Related Information”, (iii) by each director, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. The address of each stockholder is 201 South Lake Avenue, Suite 703, Pasadena, CA 91101.

Name	Number of Shares		Percentage Ownership
Over 5% owners
JGD Management	3,319,335	(1)	8.3%
Fidelity Management & Research Company	4,591,278	(2)	11.78%
Executive Officers
R. Bruce Stewart (also a director)	1,405,252	(3)	3.6%
Christopher Anzalone (also a director)	—		N/A
Joseph T. Kingsley	498,251	(4)	1.1%
John C. Miller	440,000	(5)	1.1%
John G. Petrovich	13,125	(6)	*
Arthur L. Swift	41,667	(7)	*
Larry G. Stambaugh	—		N/A
Directors
Edward W. Frykman	165,000	(8)	*
Charles P. McKenney	140,000	(9)	*
LeRoy T. Rahn	165,000	(10)	*

All executive officer and directors as a group (10 persons)	2,868,295	(11)	7.0%

(1)	Includes 1,169,692 shares issuable upon the exercise of stock purchase warrants that are exercisable within 60 days of January 15, 2008. Information based on Form 13-F filed by JGD Management on November 14, 2007.
(2)	Includes 350,347 shares issuable upon the exercise of stock purchase warrants that are exercisable within 60 days of January 15, 2008. Information based on Form 13G filed by FMR Corporation on June 11, 2007.
(3)	Includes 693,752 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 15, 2008.
(4)	Includes 496,251 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 15, 2008.
(5)	Includes 440,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 15, 2008.
(6)	Includes 13,125 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 15, 2008.
(7)	Includes no shares issuable upon the exercise of stock options that are exercisable within 60 days of January 15, 2008.
(8)	Includes 165,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 15, 2008.
(9)	Includes 165,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 15, 2008.
(10)	Includes 140,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of January 15, 2008.
(11)	See footnotes (3) - (10). Includes 2,868,295 shares issuable upon exercise of stock options held by the named executive officers and directors that are exercisable within 60 days of January 15, 2008.
*	indicates less than 1%

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

The Compensation Committee (the “Committee”) has the responsibility for the approval and oversight of the compensation program to insure adherence with the Company’s compensation philosophy. The Committee consists of independent, non-employee directors who are not eligible to participate in the management compensation program.

The Committee can and does exercise its discretion to modify any recommended adjustment or award to senior executives.

Objective of the Compensation Program. The Company’s compensation program objective is to attract and retain executives who can achieve the short and long-term goals of the Company. The objective seeks to do the following:

•	Align the interests of senior management with the interests of the stockholders;

•	Attract and retain talent needed to succeed successfully in the nanotechnology environment;

•	Motivate executives by providing competitive compensation packages;

•	Emphasize and reinforce individual performers who do an outstanding job;

•	Use the equity program to further align executives with Stockholder interests and;

•	Have basically the same compensation and benefit package for all employees, except for severance agreements with certain executive officers.

The Committee makes all compensation decisions regarding the Chief Executive Officer of the Company and has input into the compensation of other Named Executive Officers (NEOs). The compensation of other officers is reviewed annually by the Committee.

Components of the Compensation Plan. There are four components to our compensation program:

•	Base Salary - The fixed portion of the compensation program consists of the base salary and related benefits paid to employees to retain them and provide a base level of compensation to all employees.

•

Stock Option Awards -The stock option program is intended to align the interests of employees with the interests of the stockholders. All employees are eligible to participate in the stock option program.

•

Performance and Hiring Awards - The Company occasionally gives cash performance bonuses to selected individuals. These bonuses are approved by the Committee based upon input from the CEO and/or one of the Company subsidiary CEO’s. The committee may give performance bonuses to any employee but are given only in the instance of outstanding work to achieve a milestone. Hiring awards are given when necessary to attract talented employees.

•

Liquidation Event Awards - The Executive Incentive Plan (the “Incentive Plan”) is designed to provide incentive bonus compensation to the Company’s executive officers if a Subsidiary engages in a liquidation event yielding net proceeds to the Company, with the total bonus pool capped at 10% of the actual net proceeds received by the Company in cash or securities in a liquidation event. The Incentive Plan gives the Board ultimate authority over discretionary bonus payments, after recommendation by the Company’s sitting Chief Executive Officer. The Incentive Plan defines a liquidation event as (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock or other voting equity of the Subsidiary by the Subsidiary or any holders thereof (whether by merger, recapitalization, public offering or otherwise) which results in any person or group of persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended) other than the Company and its affiliates owning a majority of the Subsidiary’s outstanding voting equity, and (ii) any sale or transfer of all or substantially all of the assets of a Subsidiary (including any securities held by the Company and the Subsidiary), taken as a whole, in any transaction or series of transactions (whether by merger, recapitalization, public offering or otherwise). “Net proceeds” means the net cash and or stock proceeds (after deducting all cash and non-cash costs and expenses related to the transaction and any and all cash and non-cash investments in the Subsidiary) received by the Company from a Liquidation Event. The foregoing is summary in nature and you are referred to the full text of the Incentive Plan, filed as Exhibit 10.11 to the Company’s Annual Report Form 10-K filed on December 14, 2006.

Other than the 401K, there is currently no pension plan or annual bonus plan.

Procedure for Determining Compensation. The Company’s general philosophy is to have the same salary and benefit package for everyone. Therefore, the salary of the CEO, CFO and other executive officers is based upon what the Compensation Committee believes is reasonable and necessary to attract the talent needed to achieve the goals of the Company. This analysis is done by the Compensation Committee using the written accomplishments of the CEO, comparisons of compensation of other peer companies in the developing technology space, the recent marketplace hiring of executives as a benchmark, their business experience and, in the case of the executives other than the CEO, discussions of the compensation with the CEO. Based upon this input, the compensation is adjusted as necessary.

The Company does provide severance packages to attract and retain senior management. The Board approves any severance package before it is given to the executive.

Methodology in Determining Compensation. As part of its methodology in determining the relevant amounts of compensation to be awarded to our executive officers, the Committee generally considers the following:

•

Individual/Company Performance. For purposes of the CEO’s compensation, the Compensation Committee reviews the written accomplishments of the CEO with respect to the following FY 2007 corporate goals and objectives: (a) building shareholder value as measured by stock price, (b) hiring additional senior management, (c) raising additional capital and (d) establishing or acquiring new businesses. For fiscal 2007, it was determined that the CEO met his goals for the year. The additional goals and objectives for FY 2008 are the following: (a) completing the succession planning and (b) major collaborations. The goal of hiring additional senior management is no longer a priority for FY 2008. For purposes of the remaining senior executive officers, the Compensation Committee evaluates the CEO’s review of each executive’s individual performance as it relates to their individual performance goals and the progress of the company. Based upon this input, the compensation of other officers is adjusted as necessary.

•

Peer Group Comparison – The Compensation Committee considers the compensation of other peer companies in the developing technology space when setting the compensation of its executive officers. The following is a list of the companies that are considered:

Acacia Research Corp	Enzon
Albany Molecular Research	Dendreon
Biosante Pharmaceuticals	Favrille
Harris & Harris Group, Inc.	Genta
Safeguard Scientifics, Inc.	GTx
Allos Therapeutics	Introgen
Cell Therapeutics	Onyx Pharmaceuticals

•	Past Compensation – The Compensation Committee evaluates past compensation and equity grants in determining executive compensation.

•

Recent Market Place Hirings - The Compensation Committee considers recent market place hiring of executives as a benchmark. It is becoming more and more expensive to hire top executives. Recent hiring of CEOs for the Company’s subsidiaries has demonstrated this fact. The Company strives to keep salary, benefits and equity compensation on par with comparable companies.

•	Business Experience - The Compensation Committee will rely on its own business experience and knowledge in determining the amount of compensation.

Timing of Compensation Change. In FY 2005, the Committee began looking at CEO and CFO compensation in May of each year. For the last three years, the Committee has met in the last week of May to decide on the CEO’s and CFO’s compensation using the factors noted above. Other executives of the Company are generally adjusted at the same time. The Committee believes that, at that time, it has a reasonable picture of the Company for the fiscal year and also has a picture of what has or has not been accomplished and what remains to be done during the remainder of the fiscal year and what needs to be accomplished in the coming fiscal year.

Prior to May of FY 2005, the Committee kept the compensation of the key executives lower than market because the Company was in a development stage and cash for operations was key to the Company’s success. Since May 2005, the Committee has raised the salaries of NEOs to better reflect the market place. The Committee found that compensation has escalated and that the Company, although still in the development stage, needed to reflect those trends in its executive staff.

Awarding Options under the Equity Incentive Program. Options are granted by the Board of Directors to each employee of the Company when they are hired. These initial options are granted the later of the hire date or the date of approval by the Board of Directors and are priced at the closing market price on the date of grant. The Company has a written policy to not time options either to the market or ahead of the favorable release of non-public information. Between January 12, 2004, when the Company underwent a reverse merger and a 65:1 reverse split, and October 2004, when over 13 million shares and 13 million warrants were registered, there were only a few hundred thousand shares available for purchase in the over the counter market. Options granted in this period were priced based on the purchase price of stock sold in the Company’s private placements. From October 2004 until the middle of FY 2006, the option price was the market closing price on the day before the grant. Since the middle of FY 2006, the grant date and the closing market price date are the same.

Subsequent awards of options (if warranted) are done by the Committee or the Board based on input from the CEO. There are no guidelines as to what should be awarded.

Awards under the Executive Incentive Plan. To support the Company’s business model to build value through the acquisition, formation and development of companies, the Board adopted the Executive Incentive Plan (the “Plan”) on December 7, 2006. The Plan allows executives of the Company to share in a portion of the sale or IPO of the subsidiary. The Plan is administered by the Compensation Committee. The Plan is intended to allow the Company to motivate, attract and retain the services of outstanding executives upon whose judgment, interest and special effort the success of the Company and its subsidiaries is largely dependent. Although the Plan was adopted with the executives of the Company in mind, it can be open to others at the Committee’s discretion. The Plan can only be initiated by the CEO after a major, positive liquidity event such as an IPO or sale of a subsidiary. The Executive Incentive Plan is intended to compensate executives should the Company have a major, positive liquidity event. The CEO can recommend that up to 10% of the net cash received in a liquidity event be given to selected employees. The Board can agree with the recommendation, change the recommendation or reject the recommendation.

Use of a Compensation Consultant. In the past, the Committee has not used a compensation consultant to assist in determining compensation. The Committee may choose to hire a consultant in the future.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s CEO or any of the Company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by the stockholders). For FY 2007, the Company’s Executive Officers did not receive compensation in excess of $1 million. Generally, while the Company seeks to maximize the deduction of executive officers, because we compensate our executive officers in a manner designed to promote our varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible.

Severance and Change of Control Payments. Our board of directors approves severance and change of control arrangements with our executive officers in order to mitigate some of the risk that exists for our executive officers. These arrangements are intended to attract and retain qualified executives who have alternatives that may appear to them to be less risky absent these arrangements, and mitigate a potential disincentive for the executives to pursue and execute an acquisition of us, particularly where the services of these executive officers may not be required by the acquirer. For a description and quantification of these severance and change of control benefits, please see the discussion under “Executive Compensation — Severance and Change of Control Agreements” below.

Protecting the Company’s Interests. Each of our executive officers has covenanted that he will hold our confidential information in strict confidence. These covenants are in effect during the executive officer’s employment with us and do not expire after a termination of the executive officer’s service to us.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was, during fiscal 2007, an officer or employee of the Company, nor was any member of the Compensation Committee formerly one of our officers. None of our executive officers served (i) as a member of the compensation committee (or board of directors serving the compensation function) of another entity, one of whose executive officers served on the compensation committee or (ii) as a member of the compensation committee (or board of directors serving the compensation function) of another entity, one of whose executive officers served on our Board of Directors.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the year ended September 30, 2007.

Edward W. Frykman, Chairman

Charles P. McKenney

LeRoy T. Rahn

Named Executive Officers of the Registrant

Name	Age	Position with Arrowhead
R. Bruce Stewart	70	Executive Chairman of the Board and Former Chief Executive Officer (until December 1, 2007)

Christopher Anzalone	38	Chief Executive Officer & President and Director

Joseph T. (Ted) Kingsley	62	Former Chief Financial Officer and Secretary (until January 14, 2008) and Former Interim President (until December 1, 2007)

John Miller	29	Vice President, Business Development

Larry G. Stambaugh	62	President and Chief Executive Officer, Calando Pharmaceuticals Inc. (“Calando”) and Insert Therapeutics, Inc. (“Insert”)

John Petrovich	52	Executive Vice President, Calando and Insert and Former President and CEO of Calando and Insert (until November 1, 2007)

Arthur Swift	49	President and Chief Executive Officer of Unidym

R. Bruce Stewart. See Proposal One – Election of Directors.

Christopher Anzalone. See Proposal One – Election of Directors.

Joseph T. (Ted) Kingsley was Arrowhead’s Chief Financial Officer and Secretary until January 14, 2008. Mr. Kingsley was Arrowhead’s Interim President of the Company from June 2, 2006, until December 1, 2007. Mr. Kingsley brings to Arrowhead more than 20 years of executive-level, financial management experience in biotech, commercial, international, and defense-related industries. Prior to joining the Company, from January 2002 to September 2004, he was Chief Financial Officer for Eidogen, Inc., a Pasadena-based company developing computational drug discovery platforms. From March 1997 to January 2002, Mr. Kingsley was Vice President Operations and Chief Financial Officer for Paracel, an integrated turnkey computer systems provider for the life sciences community that was acquired by Celera Genomics (AMEX:CRA) in June 2000. Mr. Kingsley held similar positions with Pico Products, a publicly-held cable TV product supplier, Kaiser Marquardt, Inc., and Science Applications International Corp. (SAIC), a Fortune 500 government and commercial contractor. Mr. Kingsley is a CPA. He received his B.A. in Economics from Ohio Wesleyan University, and his M.B.A. from Northwestern University.

John Miller, Vice President, Business Development joined Arrowhead in May 2004 and has been instrumental in monitoring the intellectual property landscape and licensing and enforcing patents held by Arrowhead and its subsidiaries, as well as identifying and developing new business ideas for Arrowhead. Mr. Miller founded NanoPolaris and guided its development through the acquisition of the assets of Unidym, a company developing electronic applications of carbon nanotubes and Carbon Nanotechnologies, Inc., a company possessing an expansive portfolio of carbon nanotube patents and carbon nanotube manufacturing capabilities. Prior to joining the Company, from 2002 until 2004, Mr. Miller was a founder and Managing Editor of Nanotechnology Law & Business, a peer-reviewed, quarterly journal. He has published various articles on legal and policy issues in nanotechnology and co-authored The Handbook of Nanotechnology Business, Policy, and Intellectual Property Law (John Wiley, 2004). John is a member of the California bar and federal courts in the Northern District of California. He graduated Order of the Coif from Stanford Law School.

Larry G. Stambaugh was appointed President and Chief Executive Officer of Calando and Insert effective November 1, 2007. From 1993 until 2006, Mr. Stambaugh was Chairman, CEO and co-founder of Maxim Pharmaceuticals, Inc. At Maxim, he established a public, global biopharmaceutical company with a pipeline of product candidates for life-threatening cancers and liver diseases. During his time with Maxim he took the company public in the U.S. and Europe, conducted 17 clinical trials, including four phase 3 studies, in over 20 countries, established several corporate partnerships with large pharmaceutical companies and acquired a promising biotechnology company. In 2006, he merged Maxim with an East Coast biotech company. From 2006 until he joined the Company, he provided consulting to early stage biotech and biopharmaceutical companies. Previously, he was the Chairman, President and CEO for ABC Laboratories, a world-leading environmental research laboratory serving Fortune 100 pharmaceutical and chemical companies. Mr. Stambaugh has worked as a top executive in banking, manufacturing, and retail and began his career at KPMG. He has a B.B.A. from Washburn University and is a C.P.A.

John Petrovich is Executive Vice President of Calando and Insert. He has been with each company since inception in 2005 and 2000, respectively, and acted as President and Chief Executive Officer of each company until October 31, 2007, except for a period between January and May 2007. He brings general management, strategic planning, legal and fundraising expertise to both companies. His recent management activities include preparing the INDA for Calando, guiding the development of the Cyclosert™ delivery system that has been licensed to Calando by Insert, and also led the drive to Phase I clinical trials for Insert’s lead anti-cancer compound, a Cyclosert-enhanced form of camptothecin. He earned his B.S. in Business Administration/Finance from the University of Southern California and his Juris Doctor from the UCLA School of Law.

Arthur L. Swift has been President and Chief Executive Officer of Unidym, Inc. since June 2007. From March 2003 until June 2007, Mr. Swift was at Transmeta Corporation, an innovative semiconductor company in the Silicon Valley, where he most recently held the position of President and Chief Executive Officer. Prior to his promotion to CEO, he was Senior Vice President of Marketing. At Transmeta, Mr. Swift was instrumental in transforming the company’s strategy from selling semiconductor chips to developing and licensing intellectual property, a change that nearly doubled Transmeta’s revenue in the first two years after the strategy shift. Prior to Transmeta, Art held senior leadership roles ranging from President and Chief Operating Officer at an embedded software startup, Lynuxworks, to Vice President and General Manager at a variety of large divisions of the established chip-maker Cirrus Logic. Art has also held senior marketing and engineering positions with Summit Microelectronics, Sun Microsystems, Digital Equipment, and Fairchild Semiconductor. Mr. Swift earned a B.S. in Electrical Engineering at the Pennsylvania State University.

FY 2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
R. Bruce Stewart Chairman and Chief Executive Officer Arrowhead Research Corporation (CEO until December 1, 2007)	FY2007	233,408	—	—	313,767	—	—	750,000	1,297,175

Joseph T. Kingsley President and Chief Financial Officer Arrowhead Research Corporation (Interim President until December 1, 2007) (CFO until January 14, 2008)	FY2007	222,859	—	—	241,621	—	—	252,750	717,230

John Miller Vice President, Business Development Arrowhead Research Corporation	FY2007	205,643	—	—	94,933	—	—	—	300,576

John Petrovich President and Chief Executive Officer Calando and Insert (until November 1, 2007)	FY2007	267,114	—	—	11,057	—	—	—	278,171

Arthur Swift, President and Chief Executive Officer - Unidym, Inc. (3)	FY2007	122,337	32,000	—	51,133	—	—	—	205,470

Edward Jacobs President and Chief Executive Officer - Insert Therapeutics, Inc. (4) (January 1, 2007 to May 30, 2007)	FY2007	147,902	35,000	—		—	—	149,160	332,062

(1)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by the Company, as determined pursuant to FAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 8 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2007 filed with the SEC on December 14, 2007.

(2)	Amounts shown do not reflect compensation actually received by the named executive officer. On May 24, 2007, the Company entered into severance agreements with the named executive officers. The company accrued three years pay for Mr. Stewart to be paid to him monthly for three years upon his severance from the company and the company accrued one years pay for Mr. Kingsley to be paid him monthly for one year upon his severance from the company. In addition, the Company contributed $7,750 to Mr. Kingsley’s retirement account.
(3)	Mr. Swift received a starting bonus of $35,000 upon his employment as President and CEO of Unidym. Mr. Swift also received 200,000 options in Arrowhead but none of the options had vested as of September 30, 2007.
(4)	Mr. Jacobs was employed from January 1, 2007, through May 30, 2007, as President and CEO of Insert Therapeutics, Inc. Mr. Jacobs terminated from Insert on May 30, 2007, and was paid $82,500 after signing a severance agreement. Mr. Jacobs also received perquisites in the amount of $66,660 for relocation assistance when he relocated to Pasadena. Mr. Jacobs received 50,000 options in Arrowhead which did not vest prior to his termination from Insert.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information, with respect to the Named Executive Officers, concerning the Outstanding Equity Awards of the company’s stock at the end of fiscal year 2007.

	Option Awards (1) (3)					Stock Awards (1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
R. Bruce Stewart, Chairman and Chief Executive Officer - Arrowhead Research Corporation	225,000	25,000	—	$1.00	2/14/2014	—	—	—	—
	250,000	—	—	$2.52	5/24/2015	—	—	—	—
	50,000	25,000	—	$5.24	5/26/2016	—	—	—	—
	62,500	187,500	—	$4.34	3/24/2017	—	—	—	—

Joseph T. Kingsley, President and Chief Financial Officer - Arrowhead Research Corporation	217,500	82,500	—	$1.72	10/14/2014	—	—	—	—
	100,000	—	—	$2.52	5/24/2015	—	—	—	—
	50,000	25,000	—	$5.24	5/26/2016	—	—	—	—
	31,250	93,750	—	$4.34	3/24/2017	—	—	—	—

John Miller, Vice President - Development- Arrowhead Research Corporation	330,000	70,000	—	$1.00	5/1/2014	—	—	—	—
	33,333	16,667	—	$5.24	5/26/2016	—	—	—	—

John Petrovich, President and Chief Executive Officer - Calando Pharmaceuticals, Inc. (until November 1, 2007)	22,917	2,083	—	$3.53	11/8/2015	—	—	—	—

Arthur Swift, President and Chief Executive Officer - Unidym, Inc.	—	200,000	—	$6.62	6/17/2017	—	—	—	—

Edward Jacobs, President and Chief Executive Officer at Insert Therapeutics, Inc. (January 1 to May 30, 2007)	—	—	—	—	N/A	—	—	—	—

(1)	All option awards were granted under the 2000 Stock Option Plan or the 2004 Equity Incentive Plan of the Company. No restricted stock awards have ever been made by the Company.
(2)	The options were granted at the closing market price the day before the award until May 26, 2006, when the company changed to the market closing price on the day of the award.
(3)	The options vest over 48 months for the initial awards (first award given on table above) and over 24 months for subsequent awards.

Executive Compensation—Severance and Change of Control Agreements

The company has severance agreements with Mr. Stewart, Mr. Kingsley and Mr. Swift. The amounts are shown on the following table and explained following the table:

FY 2007 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

		Before Change in Control	After Change in Control
Name	Benefit	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control
R. Bruce Stewart, Chairman and Chief Executive Officer - Arrowhead Research Corporation (1)		$750,000	$750,000	$750,000	$750,000	$750,000	$750,000

J. T. Kingsley, President and Chief Financial Officer - Arrowhead Research Corporation (2)		$245,000	$245,000	$245,000	$245,000	$245,000	$245,000

Arthur Swift, President and Chief Executive Officer - Unidym, Inc. (3)		$167,500	$335,000	$—	$—	$—	$335,000

(1)	R. Bruce Stewart, Chief Executive Officer and Chairman of the Board.

In FY 2007, Mr. Stewart signed a Severance Agreement that pays the following except where executive is terminated for cause:

•

Should Mr. Stewart voluntarily retire or voluntarily terminate from Arrowhead or its successor for any reason or should he be terminated from Arrowhead or its successor for any reason, Mr. Stewart will be paid his highest annual salary while at Arrowhead Research Corporation for each of the next three (3) years after his termination.

•

Each month, the payment to Mr. Stewart will be 1/36th of the total amount due under the Agreement. Should Mr. Stewart die before terminating from Arrowhead or after terminating from Arrowhead but before the full three (3) year period has ended, his estate will be paid until the full three (3) year period has ended.

•

During the three (3) year period, Mr. Stewart will, at his option, consult with the company if asked. Mr. Stewart can decline to consult if he chooses to do so but the payments will continue until such time as the full three (3) year period has been paid.

(2)	Joseph T. Kingsley, President and Chief Financial Officer.

In FY 2007, Mr. Kingsley signed a Severance Agreement that pays the following except where executive is terminated for cause:

•

Should Mr. Kingsley voluntarily retire or voluntarily terminate from Arrowhead or its successor for any reason or should he be terminated from Arrowhead or its successor for any reason, Mr. Kingsley will be paid one year’s salary equal to his highest salary while at Arrowhead.

•

Each month, the payment to Mr. Kingsley will be 1/12th of the total amount due under the Agreement. Should Mr. Kingsley die before terminating from Arrowhead or after terminating from Arrowhead but before the full one (1) year period has ended, his estate will be paid until the full one (1) year period has ended.

•

If Mr. Kingsley or his estate receives any payments from the Company’s Long Term Disability Plan during this one (1) year term, the Company will be allowed to pay the difference between his salary and the long term disability payment.

•

During the one (1) year period, Mr. Kingsley will, at his option, consult with the company if asked. Mr. Kingsley can decline to consult if he chooses to do so but the payments will continue until such time as the full one (1) year period has been paid.

(3)	Arthur L. Swift, President and Chief Executive Officer of Unidym, Inc.

Mr. Swift was hired in June 2007 and his Severance Agreement calls for the following:

•

In event of termination without cause in the first year of employment, Mr. Swift will receive six months of severance and six months of COBRA (paid either monthly or in a lump sum at his discretion). During this time, Mr. Swift will not have any other benefits accrue to him.

•

In event of termination without cause within one year of a change in control, 50% of Mr. Swift options in Unidym will become vested and he will be paid one year of severance plus one year of COBRA (paid either monthly or in a lump sum at the discretion of the Executive). During this time, Mr. Swift will not have any other benefits accrue to him.

Other than the foregoing, the Company does not have any other agreements with any of its Named Executive Officers that would provide for payments upon termination of employment.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than ten percent (10%) of the Common Stock) are required to file with the SEC and the Company reports of ownership, and changes in ownership, of common stock. Based solely on a review of the reports received by it, the Company believes that, during the year ended September 30, 2007, all of its officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a) except as follows: Form 4s for Edward W. Frykman, LeRoy T. Rahn and Charles P. McKenney were not filed timely for automatic director grants on February 22, 2007, and Form 4s for R. Bruce Stewart and Joseph T. Kingsley were not filed timely for options granted on March 29, 2007.

STOCK PERFORMANCE GRAPH

The Company has chosen to present returns from only the last three years due to the following circumstances. The Company was originally incorporated in South Dakota in 1989, and was reincorporated in Delaware in 2000 under the name InterActive, Inc. (“InterActive”). The Company’s stock was traded in the over the counter market and was quoted on the NASD Electronic Bulletin Board under the symbol “IACG”. On January 12, 2004, InterActive consummated a stock exchange transaction with the owners of ARC, a privately-held California corporation. Upon consummation of the Share Exchange, the owners of ARC acquired approximately 89% of the Common Stock of the Company. InterActive changed its name to Arrowhead Research Corporation and ARC became a wholly owned, non-operating subsidiary of the Company. The Company elected a new board of directors, appointed new executive officers and discontinued the Company’s prior business plan and assumed a new plan of operations that was being pursued by ARC. The symbol under which the Common Stock subsequently traded was changed to “ARWR.”

Also on January 12, 2004, the officers and principal shareholders of InterActive entered into a lockup agreement and the Company effected a 65-for-1 “reverse split” of its Common Stock, severely limiting the amount of the Company’s stock available for sale. On October 7, 2004, a registration statement became effective covering 13,061,350 shares of the Company’s Common Stock, 13,837,748 Warrants for purchase of its Common Stock, and all of the 13,837,748 shares of Common Stock issuable upon exercise of the Warrants. Prior to the effectiveness of the registration statement, virtually no market for the Company’s securities existed. On August 27, 2004, NASDAQ approved the Company’s Common Stock and Warrants for listing on the NASDAQ SmallCap Market™. Substantially all the outstanding warrants were exercised by June 2005 and those warrants not exercised were redeemed at $.001 per share.

CERTAIN TRANSACTIONS

None.

Investor Information; Form 10K

All reports filed by the Company with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by the Company with the SEC at the SEC’s public reference room located at 100 F St., N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company also provides copies of its Forms 10-K, S-3, 10-Q, 8-K, Proxy, and press releases at no charge to investors upon request and makes electronic copies of such reports and press releases available through its website at www.arrowheadresearch.com as soon as reasonably practicable after filing such material with the SEC. Requests should be sent to the Company attention: Investor Relations.

Stockholders Sharing the Same Address

We may satisfy SEC rules regarding delivery of proxy statements by delivering a single proxy statement to an address shared by two or more of our stockholders. This delivery method can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one proxy statement to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement either now or in the future, please contact us at the address provided below.

Arrowhead Research Corporation

201 S. Lake Avenue, Suite 703

Pasadena CA 91101

Attn: Corporate Secretary

Phone 626 304 3400

Other Matters

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Jane Davidson,
Secretary

Pasadena, California

January 18, 2008

DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ARROWHEAD RESEARCH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY MARCH 13, 2008

The undersigned stockholder of ARROWHEAD RESEARCH CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 18, 2008, and hereby appoints R. Bruce Stewart, Christopher Anzalone and Paul C. McDonnel, or any of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Arrowhead Research Corporation to be held on March 13, 2008 at 10:00 a.m., local time, at the Sheraton Pasadena, 303 E. Cordova Street, Pasadena, CA 91101 and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE]    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    [SEE REVERSE SIDE]

[BACK OF PROXY]

DETACH HERE

[X]	Please mark votes as in this example

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY (to vote for all nominees listed below)	☐	EXCEPTIONS

Director Nominees:	R. Bruce Stewart Charles P. McKenney	Christopher Anzalone	Edward W. Frykman	LeRoy T. Rahn

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space below.)

2. PROPOSAL TO RATIFY THE SELECTION OF ROSE, SNYDER & JACOBS AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING SEPTEMBER 30, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING        [    ]

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:
Signature:	Date:

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this consent will be IN FAVOR OF Proposals 1 and 2, and as the proxy holders deem advisable on such other matters as may properly come before the meeting. This Proxy is revocable with respect to any Proposal at any time before the date on which at least the a majority of the outstanding shares of Common Stock have consented to that Proposal.